SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-14705	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100	85260
Scottsdale, Arizona	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 23, 2005 Allied Waste Industries, Inc. (NYSE: AW) announced that Donald W. Slager, President and Chief Operating Officer and Peter S. Hathaway, Executive Vice President and Chief Financial Officer, are scheduled to present at the JPMorgan Waste Industry Conference and meet with investors on May 24, 2005 in New York.

In the meetings, management intends to discuss Allied Waste’s long-term strategy to generate value for shareholders. Although the meetings are not expected to include the discussion of any material non-public information, the Company will post the presentation slides on its website at www.alliedwaste.com.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2005, the Company operated 315 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states and Puerto Rico.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2005

ALLIED WASTE INDUSTRIES, INC.

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer